UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2007

DNB FINANCIAL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

(a)
On January, 9, 2007, DNB Financial Corporation (“DNB”) and its wholly owned subsidiary, DNB First, N.A. (the “Bank”) reorganized its management structure to more effectively allocate its resources to support its sales and customer service efforts. In connection with the realignment, William J. Hieb, DNB’s and the Bank’s President and COO, will assume the responsibility of Chief Credit Officer and all operational functions. Ronald K. Dankanich, Executive Vice President of Operations, Information Technology and Human Resources and Gerald F. Sopp, Executive Vice President and Chief Financial Officer of DNB will report to Mr. Hieb. C. Tomlinson Kline III, DNB’s and the Bank’s current Chief Credit Officer will assume responsibility for supporting the Real Estate lending team with business development efforts and also having responsibility for portfolio management , structuring and underwriting. Albert J. Melfi, Executive Vice President and Chief Lending Officer, Raymond M. Mincarelli, SVP of Real Estate Lending and Richard J. Hartmann, EVP of Retail Banking and Marketing will report to William S. Latoff, Chairman and CEO of DNB and the Bank to better focus DNB’s business development efforts. The Cash Management function as well as DNB Financial Services, the Bank’s brokerage and Insurance unit will report to Mr. Hartmann.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB FINANCIAL CORPORATION

January 11, 2007	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive VP